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                                                                    Exhibit 21.1



        The following is a list of the Registrant's subsidiaries:


          STATE OF INCORPORATION                         NAME OF ORGANIZATION
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          West Coast Bank                                Oregon
          Centennial Funding Corp                        Washington
          ELD Inc.                                       Washington
          Totten, Inc.                                   Washington
          West Coast Trust                               Oregon